Exhibit 24.1

LABORATORY CORPORATION OF AMERICA HOLDINGS

S-3 Power of Attorney

KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Laboratory Corporation of America Holdings, a Delaware corporation (the “Corporation”), hereby constitutes and appoints Adam H. Schechter, Glenn A. Eisenberg and Sandra D. van der Vaart, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution and full power to act without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Forms S-3 (the “Registration Statement”) of the Corporation relating to the registration for offer and sale by the Corporation of an unlimited amount of its securities, and any and all amendments (including post-effective amendments) or supplements to the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the individual executing it.

Name and Title	Date

/s/ Adam H. Schechter	May 17, 2024
Adam H. Schechter Chairman of the Board, President, Chief Executive Officer and Director

/s/ Glenn A. Eisenberg	May 17, 2024
Glenn A. Eisenberg Executive Vice President, Chief Financial Officer

/s/ Peter J. Wilkinson	May 17, 2024
Peter J. Wilkinson Senior Vice President, Chief Accounting Officer

/s/ Sandra D. van der Vaart	May 17, 2024
Sandra D. van der Vaart Director

/s/ Thomas J. Kremer	May 17, 2024
Thomas J. Kremer Director